BEDFORD CURRY
                             CHARTERED ACCOUNTANTS
                         SUITE 801 1281 WEST GEORGIA STREET
                            VANCOUVER, B.C. V6E3J7
                               TEL (604) 689-4352
                              FAX (606 ) 688-4338



Board of Directors
La Teko Resources Ltd.
625 Howe Street, Suite 500
Vancouver, B.C. V6C 2T6


Dear Sirs:



LETTER OF CONSENT



Bedford Curry & Co. hereby consents to being named in the annual report on form 10-K at December 31, 1997 being filed by La Teko Resources Ltd., as having rendered its opinions respecting the financial statements of the Company as of December 31, 1997 and 1996.



/s/ Bedford Curry

Chartered Accountants



March 26, 1998































SUITE 801 1281 WEST GEORGIA STREET VANCOUVER, B.C. V6E3J7 / TEL (604) 689-4352 /
                              FAX (606 ) 688-4338